*** Unofficial Translate***

Entrustment Agreement

of Shenzhen Media Investment Co., Ltd

Consigner

 Shenzhen Media Investment Co., Ltd

Consignee

 Media Challenge Holding Ltd.

20 November, 2004

Contents

Preface

1.

Definitions…………………………….………………….……4

2.

Entrustment………………………………………………… …4

3.

Expenses and Terms of Payment………………………………5

4.

Validity………………………………………………………  6

5.

Statement and Guarantee…………………………………...….6

6.

Commitment……………………………...……………………7

7.

Expense……………………………………………………..…8

8.

Responsibility of liability for breach of contract……………...8

9.

Act of god     ……………………………………………….…9

10.

Amendment, cancellation and Termination of the agreement...9

11.

Settlement of Disputes…………………………………….....9

12.

Others………………………………………………………10

Entrustment Agreement

of Shenzhen Media Investment Co., Ltd

This agreement is made hereby by both parties listed as below in the conference room of Shenzhen Media Investment Co., Ltd on Nov.20, 2004.

Consigner: Shenzhen Media Investment Co., Ltd (hereinafter called “Party A”), a domestic capital investment company incorporated under the laws of China and remains valid.

Legal Address: 5D, Building C, Jinxiu Garden, overseas Chinese town, Nanshan District, Shenzhen.

Tel.: 86-0755-26003980

Fax: 86-0755-26946509

Consignee: Media Challenge Holding Ltd. (hereinafter called “Party B”), a foreign capital investment company incorporated under the laws of China and remains valid.

Legal Address: Rm 1915, Sunshine Golf Mansion, Shennan Av., Futian District, Shenzhen

Tel.: 86-0755-81611630

Fax: 86-0755-3356520

(Present Add.: Rm A3302, Jiangsu Building, Yitian Zhong Rd, Shenzhen, P.R.China   518026)

Whereas:

1.

Party A and Sale and marketing publication house (hereinafter called “the Publication House”) signed the “business contracting agreement” (hereinafter called “Contractual Agreement”) on Oct.23, 2003. Party A has legally contracted the management right of the Publication House.

2.

Party A is intended to entrust Party B to manage it personnel and the funds related to the contracted business, providing services such as strategic planning and consulting, and establishing domestic marketing channels, etc.; Party B is intended to accept this entrustment from Party A at the same time.

3.

Party A and Party B reach an agreement of above-mentioned business (hereinafter called “Entrustment”) through negotiation.

Therefore, Party A and Party B agree to establish the following agreement:

1: Definitions

In this agreement, the following terms have the following meanings unless the context clearly dictates otherwise.

1.1

 Contractual Agreement: the definition in Whereas 1 of the clauses herein.

1.2

 Entrustment: the definition in Whereas 2 of the clauses herein.

1.3

 Administration Expense: the definition in article 3. 3 of the clauses herein.

1.4

 Businesses contracted: the businesses relevant to the management right that Party A has already contracted from the Publication House.

According to the stipulation in article 3 of the Contractual Agreement, businesses contracted include:

(1)

Right to issue. The issuing and printing affairs of all publications, and all other relevant operational business;

(2)

Advertising right. Releasing and acting as the agent of advertisement of all the publications;

(3)

Right to use intangible assets, such as brand, trade mark, etc.;

(4)

Right to make decision and sign contract which China Marketing’s external operation such as investment, joint-venture, cooperation and contracting.

(5)

Right of financial management and operation.

2.  Entrustment

2.1 Party A agrees to entrust Party B to manage its personnel, funds of Party A related to the contracted businesses under the clauses of this agreement, and provide services like planning, consulting, and constructing domestic marketing channels, etc.; Party B agrees to accept this entrustment from Party A under the clauses of this agreement.

2.2 Both parties agree that Party B manages the personnel and funds of Party A, which are related to the contracted businesses starting from the effective date of this agreement, however, Party B does not participate directly in the operation of contracted businesses of Party A; Party B offers services such as strategic planning, consulting and establishing domestic marketing channels, etc. for Party A during the terms of this entrustment.

2.3 Both parties agree, except the full, clear, accurate and non-misleading or omitted written disclosure provided by Party A to party B prior to the agreement, which obtains the clear consent of Party B in the form of agreement or other written documents, (Except the clause involved in article 3.3 of this agreement), Party B has no obligation to bear any other commitment made by Party A, and any obligation and restricted terms thus occurred or existed before the date of this agreement coming into effect. The above-mentioned commitment made by Party A, and the obligation and restricted terms thus occurred or existed without the written conformation and approval of Party B, shall be borne by Party A itself, and Party A shall indemnify for all losses, expenses and other expenditure thus incurred to Party B in time and in full amount.

  2.4 The duration of this entrustment is nine years. Upon the expiration, Party B has the priority to be entrusted with the management of personnel and funds of Party A related to the contracted businesses and, providing services such as strategic planning, consulting, etc.

2.5 During the terms of this entrustment, once Party B’s accumulated profit reaches RMB 10,000,000, Party B can purchase the non-state-owned shares of Party A by the accumulated profit. The share purchase agreement shall be signed separately.

3. Expenses and Terms of Payment

3.1 In order to compensate the costs that Party A has incurred for obtaining the operation right of “Sales and Marketing magazine”, both parties agree that Party B shall pay out to Party A a total of RMB 12,000,000 with nine annual installments (RMB 1,333,333 .. 33 per year)

3.2

Both parties agree that Party A shall pay the Administration Expense to Party B according to the following terms:

Party A shall pay all Administration Expense stated in article 3.3 of this agreement to Party B before the date of 31st Dec ember once per year.

3.3

Both parties agree, the Administration fee charged by Party B is 100% of annual business income of Party A (including non-operating income), it shall be paid to Party B by Party A within 10 days upon the completion and release of annual report; at the same time, all operation costs incurred by Party A are undertaken by Party B.

1.

Validity

4.1 The agreement shall come into effect on the date that it is duly signed by the authorized representatives of both parties.

5.

Statement and Guarantee

5.1

Party A makes statement to Party B and guarantees the follows:

(1)

Party A is formally established, exists validly according to Chinese laws, obtains the necessary right and is authorized to possess, lease and operating the belonging assets and, is engaged in the businesses described in its business license or its constitution.

(2)

Party A obtains necessary right, and is entrusted with entering into, signing, handing over and fulfilling this agreement, and possesses any other documents necessary for fulfilling this agreement. After this agreement and any other similar documents come into effect, they will be legal, valid and executable agreement with constraining force to Party A;

(3)

Party A’s signing, handing over and fulfilling this agreement will not conflict or result in breach of any stipulation as follows, and will not lead to break of this agreement (or result in enforcing any lapse right according to its regulation) or offend against any item as follows: (a) the constitution, business license or other similar organizational documents of Party A; (b) any material contract in which Party A acts as one of the parties involved, except Party A has obtained the approval of any other parties in the contract; (c) any Chinese law, judgment, arbitration or command released by any court, arbitration office, government or governmental organization that process the jurisdiction of any assets that belongs to Party A.

(4)

During the effective time of this agreement, Party A obtains the contracting right to the contracted business, and the contracting right is exclusive, monopolized, impartibly and not restricted by the third person's right, except what Party A has already revealed to Party B on the date this agreement is made.

(5)

Except the expressed or planed terms to be included in the agreement, all files, certificates, notice, license, official documents or remarks, certificate of authorization, letter of approval, letter of renunciation, archives or registration necessary for Party A to apply to, obtain from or file with responsible governmental department as to make, hand over and implement this agreement, have been authorized by, obtained from, file and registered at responsible governmental department, and all the similar files, certificates, notice, license, official documents or remarks, certificate of authorization, letter of approval, letter of renunciation, archives or registration are valid;

(6)

Except those already revealed to Party B, there is no unsettled litigation, arbitration, trial, investigation or other procedures resulting from the contracted businesses at present, (1) which may affect the validity of transactions planned to be carried on in this agreement; or (2) not happened during the regular course of operation, and if unfavorable arbitration is made, it will bring great unfavorable influence to the contracted businesses;

(7)

Any statement and guarantee that Party A offers under the items of this agreement, and all other documents, certificate or materials that Party A offers according to this agreement are not materially misstated, and no material fact is concealed or misled.

(8)

Unless confirmed and approved in writing by Party B, Party A bears the obligation of not releasing any confidential information of Party B. Party A shall require its informed employees or others once employed by Party A to bear the same obligation.

5.2

Party B makes statement to Party A and guarantees as follows:

(1)

Party B is formally established and continuously exists according to Chinese law, and obtains the necessary right and is authorized to possess, lease and operate its own property, and is engaged in the business described in its business license or its constitution.

(2)

Party B obtains necessary right, and is entrusted with entering into, signing, handing over and fulfilling this agreement, or any other document necessary for fulfilling this agreement. After this agreement and any other similar documents come into effect, they will be legally binding, valid and enforceable to Party A;

(3)

Party B’s signing, delivering and fulfilling this agreement will neither conflict with or cause any violation of any principle as follows, nor will cause the breach of this agreement (or result in any right to terminate according to contract terms) or violate any of the following terms: (a) the constitution, business license or other similar organizational documents of Party B; (b) any material contract in which Party B acts as one party concerned, except the ones that Party B obtained the approval of the other party of the contract; (c) any Chinese law and any judgment, arbitration or command issued by any court, arbitration office, government or governmental organization that possess the jurisdiction over Party B and its owned property.

(4)

Unless approved in writing by Party A, Party B bears the obligation of not releasing any confidential information of Party A. Party B shall require its informed employees or others once employed by Party A to bear the same obligation..

6.

Commitment

Except the obligations of Party A and B stipulated in other clauses of this agreement, both parties are obligated under the following terms:

6.1 Party A and Party B herein agree to coordinate with each other, and complete the remaining work related to the carried-on transaction in this agreement under no further cost. In order to achieve this purpose, both parties of this agreement shall adopt or urge to adopt all necessary actions, include (but not limited to): (1)go through the procedures of entrusting; (2) sign and deliver all documents and certificates necessary to be signed and delivered by both parties; and (3) apply for all necessary notice, license, official documents, certificate of authorization, letter of approval, registration statements from any governmental department or the third party (depends on situation ), to ensure the full enforcement of the stated clauses. Any item necessary to be settled during the enforcement of this agreement however, not expressed in it shall be settled through the negotiation of both parties through a fair, equal and adequate method.

6.2

Personnel and expenses under the contracted business can be managed completely and legally by Party B. In the case that any procedure needed to be done or the application for filing, obtaining the certificate, notice, license, written instructions or comments, the certificate of authorization, the letter of consent, abstention book from any governmental department or the third party for this reason, could not be accomplished on or before the effective date of this agreement, Party A should adopt all necessary actions under 6.1 of this agreement to assist Party B in obtaining the fully control of personnel and funds under the contracted business on the earliest date available.

6.3  Before Party B takes fully control of related personnel and funds, Party B is not obligated in any debt or legal matters caused by Party A. Party A is fully responsible for these issues.

6.4  Upon bilateral consent, if any party (“the actual beneficiary”) receives any fund or becomes beneficiary from a third party’s action, then the certain fund would be collected by the other party (“Proper beneficiary”) according to this agreement. The actual beneficiary should transfer the fund and gains to the proper beneficiary or negotiate with the proper beneficiary in order to ensure that proper beneficiary receives the fund, gains or other equivalents.

6.5  In the case that any situation occurred between the period of signing and fulfilling the agreement, which could adversely influence the agreement, Party A should inform Party B immediately in written form. The situations include (but not limited to) any lawsuit, arbitrating, investigating or other procedures, the written instructions or comments from any government department, or any material change of contracted business.

7.  The expenses bearing.

7.1

 Both parties bear their own expenses and taxes occurred in the process of implement the agreement.

8.

Liability for breach of contract

8.1

 If any situation as follows incurred for any party, it shall be regarded as a breach of the agreement:

(1)

Violating any obligation or commitment stipulated in this agreement

(2)

Any stated announcement or promises which are misrepresented or misleading (either is out of goodwill or animosity).

8.2  If the above-mentioned situations occur, the party who abides the agreement possesses the right to require amendments within 30 days; if the breaching party fails to make corrections within the limited time period, the party who abides the agreement reserves the right to cancel this agreement. In addition, the party that breaches the contract should compensate the other party for any damages, obligations, expenses and expenditures caused directly or indirectly by the breach.

9.

Act of God

9.1

The act of god stated in this agreement refers to those situations that are unforeseeable, unavoidable and the consequences of such are uncontrollable.

9.2

The failure to fulfill this agreement of either party due to the act of god would not be regarded as breach of agreement. However, one party should act on best effort to reduce the possible damages incurred to the other party.

9.3

The non-performing party, due to the act of god, should provide notarized evident, which proves the incurrence of act of god within 10 days from the occurrence of such event.

10.

Amendment, cancellation and Termination of the agreement.

10.1

Unless otherwise stated, this agreement shall be terminated  upon the occurrence of the following situations:

(1)

Both sides unanimously decide to cancel this agreement through negotiation.

(2)

The purpose of the agreement can not be achieved by both parties because of act of god

(3)

Because of one party’s breach the agreement, the party abides the agreement generates the power to terminate this agreement according to the stated regulations in article 8.2.

(4)

This agreement is regarded as invalid by a court or other authorized bodies

10.2

  In the cased that this agreement is terminated because of one party’s breach the agreement,     the power of the other party to claim for remedies is unaffected.

10.3

This agreement can be altered and supplemented upon bilateral consent. Change and supplementary should be made in written form, the agreement will become effective upon being signed formally by both sides.

11.

Settlement of disputes.

11.1

All disputes caused by signing and performing this agreement should be settled through friendly negotiations; In the case the matter could not be resolved though negotiation, any party could raise a law suit for settlement with the court within jurisdictional area.

11.2

During the period of law suit, besides those disputed items needed to be settled, both parties should continue performing all other obligations stated in the agreement.

12.

Others.

12.1

Any modification or supplementary of the agreement must be in written form and signed by both parties. The revised and supplemented parts become components of the agreement.

12.2

Without prior written consent, either party can't convey, transfer through other methods, or claim to pass on all or any right and interests, responsibility or the obligation under this agreement.

12.3

If the court and other authorized bodies deem any clause of this agreement to be invalid, the validation of other clauses are not affected.

12.4

The agreement constitutes the only agreement between both parties. It replaces all previous oral or written statements, promises, understandings, letters of intent, memorandums and agreements.

12.5

According to the stated terms of this agreement, any notice delivered from one party to the other should be made in written form, in Chinese language and via Express Mail or fax (the addresses of both parties are listed at the beginning of the agreement). If it is delivered through express mail, the date of actual acceptance should be regarded as the stated date of acceptance on the receipt. If it is delivered through fax, upon the confirmation message from fax machine, we deem it as being delivered.

12.6

The title of the agreement is set up for the purpose of reading convenience; It can not be used for the purpose of affecting other explanations of stated terms in this agreements.

12.7

This agreement is made in quadruplicate, each party holds two. All these copies are equally authentic.

This agreement signed by both parties’ legal representative or by authorized agents on the date stated at the beginning of this agreement, in witness whereof.

(This page is for signing and stamping for the Entrustment Agreement between Shenzhen Media Investment Co., Ltd and S China Marketing Media Inc.)

Party A: Shenzhen Media Investment Co., Ltd

Authorized agent:

Party B: China Marketing Media Inc.

Authorized agent:

                                                                                           November 20, 2004